REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 18, 2008, is by and between Boeing Satellite Systems Inc., a Delaware corporation (“Boeing”), and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”). Certain capitalized terms used herein are defined in Section 6 below.

RECITALS:

WHEREAS, pursuant to Amendment No. 3 to Contract #MSV-ATC-01, dated as of January 9, 2006, between Boeing and SkyTerra, as amended through the date hereof (the “Amendment”), SkyTerra will issue a warrant (the “Warrant”) to Boeing to purchase up to 626,002 shares (the “Warrant Shares”) of its voting common stock, par value $0.01 per share (the “Voting Common Stock”), subject to certain antidilution adjustments, on August 18, 2008; and

WHEREAS, in order to induce Boeing to enter into the Amendment, SkyTerra has agreed to provide certain registration rights to Boeing on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged the parties hereto hereby agree as follows:

Section 1.	REGISTRATION UNDER THE SECURITIES ACT.
1.1	Registration.

(a)    SkyTerra shall use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) no later than October 17, 2008 (the “Filing Date”), a registration statement covering the resale of the Registrable Securities held by Holders for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”) for the purpose of registering such Registrable Securities under the Securities Act for resale by Holders. The Shelf Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional Warrant Shares as may become issuable upon exercise of the Warrant to prevent dilution resulting from stock splits, stock dividends, or similar transactions. SkyTerra will cause the Shelf Registration Statement to comply with the applicable provisions of the Securities Act and the rules and regulations thereunder, and set forth a plan of distribution that is reasonably acceptable to Boeing (but does not need to include an underwritten offering). SkyTerra shall use its reasonable best efforts to have the Shelf Registration Statement declared effective by the SEC under the Securities Act, as soon as reasonably possible following the filing of the Shelf Registration Statement.

(b)    Upon written notice to the Holders, SkyTerra may postpone filing or effecting the Shelf Registration Statement for a reasonable period of time, but not exceeding seventy-five (75) days from the receipt of such notice, if (i) SkyTerra’s Board of Directors (the “Board”) shall determine that effecting the registration would adversely affect an offering of securities of SkyTerra the preparation of which had then been commenced, (ii) SkyTerra is in possession of material non-public information the disclosure of which would not be in the best interest of SkyTerra, or (iii) SkyTerra is prohibited from doing so under the Registration Rights Agreement among SkyTerra, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, LP, Harbinger Co-Investment Fund, L.P. and Harbinger Capital Partners Fund I, L.P. entered into on July 24, 2008 (“July 2008 Agreement”). In order to defer the filing of a Shelf Registration Statement pursuant to this Section 1.1(b), SkyTerra shall promptly (but in any event within ten days), upon determining to seek such deferral, deliver to each Holder a certificate signed by an executive officer of SkyTerra stating that SkyTerra is deferring such filing pursuant to this Section 1.1(b). A deferral of the filing of the Shelf Registration Statement pursuant to this Section 1.1(b) shall be lifted, and the Shelf Registration Statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the offering of securities of SkyTerra is abandoned, or in the case of a deferral pursuant to clause (ii) of the preceding sentence, the material non-public information has been disclosed. If SkyTerra postpones the filing of the Shelf Registration Statement, it will promptly notify the Holders in writing when the events or circumstances permitting such postponement have ended and will file the Shelf Registration Statement within ten (10) Business Days after the events or circumstances permitting such postponement have ended, unless financial statements required for such Shelf Registration Statement are not then available, then as soon as reasonably practicable thereafter.

(c)    Nothing herein shall prevent SkyTerra from including any SkyTerra securities held by holders other than the Holders in any Shelf Registration Statement, including any “Registrable Shares” under the July 2008 Agreement, provided that, if the Holder has delivered all information reasonably requested by the Company pursuant to Section 1.3(b), all of the Registrable Securities hereunder are included in such Shelf Registration Statement. Boeing hereby consents to the inclusion of SkyTerra securities held by holders other than the Holders in any Shelf Registration Statement, including securities as to which any piggyback registration rights are attributable under the July 2008 Agreement or otherwise, provided that, if the Holder has delivered all information reasonably requested by the Company pursuant to Section 1.3(b), all of the Registrable Securities hereunder are included in such Shelf Registration Statement.

(d)    SkyTerra shall use its reasonable best efforts to keep the Shelf Registration Statement effective under the Securities Act (including through the filing of any required post-effective amendments) until the earliest to occur of such time as (i) the Holders have sold all of the Registrable Securities registered thereunder; (ii) the Registrable Securities may be sold without any limitation or requirement pursuant to Rule 144 under the Securities Act; (iii) the Registrable Securities have been sold pursuant to Rule 144 under the Securities Act; or (iv) there are no Registrable Securities outstanding.

(e)    SkyTerra represents and warrants that it currently meets the registrant eligibility and transaction requirements for the use of Form S-3 for the registration of the sale of the Warrant Shares by the Holders. SkyTerra agrees to use its reasonable best efforts to cause SkyTerra to be eligible to use Form S-3 (or any similar form) for the registration of securities.

1.2       Registration Procedures. Subject to the terms and conditions hereof, SkyTerra shall use its reasonable best efforts to effect the registration and the disposition of the Registrable Securities in accordance with the intended method of disposition thereof (which shall not in any case include any underwritten offering), and pursuant thereto SkyTerra shall:

(a)    subject to the terms set forth in Section 1.1(b) above, prepare and file with the SEC the Shelf Registration Statement (and any amendments, including any post-effective amendments or supplements to the Shelf Registration Statement SkyTerra deems to be necessary) and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably possible and to comply with the provisions of the Securities Act applicable to it; provided, that before filing the Shelf Registration Statement or Prospectus or any amendments or supplements thereto (other than filings made pursuant to the Exchange Act or exhibits to such registration statements), SkyTerra shall furnish to one counsel for the Holders copies of all such documents proposed to be filed, including documents incorporated by reference in the Shelf Registration Statement, so as to provide the Holders and their counsel with a reasonable opportunity to review and comment on such documents, and SkyTerra (i) will make such changes and additions thereto as reasonably requested by counsel to the Holders prior to filing the Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto and (ii) if any Holder is a controlling person of SkyTerra, will include therein material relating to such Holder or the plan of distribution for the Registrable Securities registered thereunder, furnished to SkyTerra in writing, which, in the reasonable judgment of the applicable Holder, should be included;

(b)    promptly furnish to the Holders such number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the Prospectus and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder; provided, however, that SkyTerra shall have no obligation to furnish copies of a final Prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by SkyTerra;

(c)    prepare and file with the SEC as soon as reasonably possible, such amendments and supplements to the Shelf Registration Statement and the Prospectus as may be necessary or advisable to keep the Shelf Registration Statement effective for the time period as specified in Section 1.1 in order to complete the disposition of the Registrable Securities covered by the Shelf Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition thereof as set forth in the Shelf Registration Statement;

(d)    use its reasonable best efforts to register or qualify the Registrable Securities no later than the time the applicable Registration Statement becomes effective, under all applicable securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities (in accordance with the intended methods of disposition thereof as set forth in the Shelf Registration Statement) in such jurisdictions; provided that SkyTerra shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e)    promptly notify the Holders, (i) when a Prospectus relating thereto is required to be delivered under the Securities Act, (ii) when the Shelf Registration Statement or any post-effective amendment has become effective under the Securities Act, (iii) of any written request by the SEC for amendments or supplements to the Shelf Registration Statement or Prospectus, (iv) of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (whereupon the Holders shall immediately cease any offers, sales or other distribution of Registrable Securities registered thereunder), and, subject to 1.3(c), SkyTerra shall promptly prepare a supplement or amendment to such Prospectus so that, as thereafter used by the Holders for the resale of the Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any of the Registrable Securities included in the Shelf Registration Statement for sale or distribution in any jurisdiction;

(f)     in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale or distribution in any jurisdiction, SkyTerra shall use its reasonable best efforts to promptly obtain the withdrawal of such order and shall prepare and file an amended or supplemented Prospectus, if required;

(g)    provide a transfer agent and registrar for all the Registrable Securities not later than the effective date of the Shelf Registration Statement;

(h)    use its reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to complete the disposition of the Registrable Securities covered by the Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in the Shelf Registration Statement;

(i)     make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, corporate documents and properties of SkyTerra, and cause SkyTerra’s officers, managers, employees and independent accountants to supply all information reasonably requested by the Holders and such attorneys, accountants or agents to conduct a reasonable investigation within the meaning of Section 11 of the Securities

Act in connection with the disposition of the Registrable Securities pursuant to the Shelf Registration Statement; provided, that the foregoing investigation and information gathering shall he coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided, further unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Shelf Registration Statement or the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, SkyTerra shall not be required to provide any information under this subparagraph (i) if (1) SkyTerra believes, after consultation with counsel, that to do so would cause SkyTerra to forfeit an attorney-client privilege that is applicable to such information, or (2) if either (A) SkyTerra has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise, or (B) SkyTerra reasonably determines in good faith that such information is confidential and so notifies the coordinating firm in writing, unless prior to furnishing any such information with respect to (1) or (2) the Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder agrees that it will, upon learning that disclosure of any such information is sought in a court of competent jurisdiction, give notice to SkyTerra and allow SkyTerra, at such Holder’s expense, to undertake appropriate action and to prevent disclosure of the information deemed confidential;

(j)     if requested, make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(k)    reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (but not prior to such sale).

1.3	Other Procedural Matters.

(a)    SEC Correspondence. SkyTerra shall make available to the Holders promptly after the same is prepared and publicly distributed, filed with the SEC, or received by SkyTerra, one copy of the Shelf Registration Statement and any amendment thereto, each preliminary Prospectus and each amendment or supplement thereto (other than filings made pursuant to the Exchange Act or exhibits to such registration statements), each letter written by or on behalf of SkyTerra to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to the Shelf Registration Statement. SkyTerra will promptly respond to any and all comments received from the SEC, with a view towards causing the Shelf Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Shelf Registration Statement or any amendment thereto will not be subject to review.

(b)    Each Holder shall furnish SkyTerra with any other information regarding such Holder and the disposition of the Registrable Securities, including without limitation the plan of distribution of the Registrable Securities, as SkyTerra reasonably determines, is required to be included in the Shelf Registration Statement.

(c)    Each Holder agrees that, upon notice from SkyTerra of the happening of any event as a result of which the Prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until the Holder is advised in writing by SkyTerra that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 1.2 hereof; provided, however, that such postponement of sales of Registrable Securities by the Holders shall not in any event exceed (i) twenty (20) consecutive days or (ii) forty-five (45) days in the aggregate in any 12 month period. Each Holder agrees to keep confidential the existence of any Suspension Notice and, if disclosed to the Holders, the facts and circumstances giving rise thereto. If SkyTerra shall give the Holders any Suspension Notice, SkyTerra shall extend the period of time during which SkyTerra is required to maintain the Shelf Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Holders are advised by SkyTerra that the use of the Prospectus may be resumed. In any event, SkyTerra shall not be entitled to deliver more than a total of two (2) Suspension Notices in any 12 month period.

(d)    Neither SkyTerra nor the Holders shall permit any officer, manager, broker or any other person acting on behalf of SkyTerra to use any free writing Prospectus (as defined in Rule 405 under the Securities Act) in connection with the Shelf Registration Statement filed pursuant to this Agreement without the prior written consent of SkyTerra and the Holders.

1.4	Expenses.

(a)    Registration Expenses. All Registration Expenses shall be borne by SkyTerra.

(b)    Selling Expenses. All expenses incident to the Holders’ performance of or compliance with this Agreement, including, without limitation, all fees and expenses of counsel for the Holders, fees and expenses of any broker or dealer discounts or commissions attributable to the disposition of Registrable Securities, shall be borne solely by the Holders.

Section 2.	LOCKUP AGREEMENT.

Each Holder hereby agrees to not effect any public sale or distribution (including any sales pursuant to Rule 144 under the Securities Act) of equity securities of SkyTerra, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registered public offering (or the filing of a Prospectus supplement to any effective shelf registration statement) of equity securities of SkyTerra or securities convertible or exchangeable into or exercisable for equity securities of SkyTerra, unless the underwriters managing the registered public offering otherwise consent in writing, and the Holders will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. The Holders shall not be obligated to comply with the provisions of this Section 2 more than two times in any 12-month period.

Section 3.	INDEMNIFICATION.

3.1       Indemnification by SkyTerra. SkyTerra agrees to indemnify, to the extent permitted by law, each Holder, its officers, directors, employees and Affiliates, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees and expenses) arising out of, or based on (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in the Shelf Registration Statement or any Prospectus (including any preliminary Prospectus) forming a part of the Shelf Registration Statement or any “issuer free writing prospectus” (as defined in Securities Act Rule 433), or any amendment thereof or supplement thereto; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by SkyTerra of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance on and in conformity with any information furnished in writing to SkyTerra by the Holders expressly for use therein or by the failure of the Holders to deliver a copy of such registration statement or Prospectus or any amendments or supplements thereto as required by law after SkyTerra has furnished the Holders with a sufficient number of copies of the same.

3.2       Indemnification by the Holder. In connection with the Shelf Registration Statement in which any Holder is participating, the Holder shall furnish to SkyTerra in writing such information as SkyTerra reasonably requests for use in connection with any such Shelf Registration Statement or Prospectus and, to the extent permitted by law, the Holder shall indemnify SkyTerra, its directors, officers, employees and Affiliates, and each Person who controls SkyTerra (within the meaning of the Securities Act), against any losses, claims, damages, liabilities, and expenses (including reasonable attorneys fees) arising out of or based on (i) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, or any Prospectus (including any preliminary Prospectus) forming a part of the Shelf Registration Statement or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) forming a part of the Shelf Registration Statement, or any amendment thereof or supplement thereto; or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided always, that such indemnification obligations arise only to the extent that any information so furnished in writing by the Holder contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; and provided, further, however, that the obligation of the Holder to indemnify SkyTerra hereunder shall be limited to the net proceeds to the Holder from the sale of the Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

3.3       Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

3.4       Investigation; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities. If the indemnification provided under Section 3.1 or Section 3.2 of this Agreement is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any Holder for contribution pursuant to this Section 3.4 be greater than the amount for which such Holder would have been liable pursuant to Section 3.2 had indemnification been available and enforceable.

Section 4.	RULE 144 TRANSACTIONS.

SkyTerra shall use reasonable best efforts to file with the SEC, on a timely basis, all annual, quarterly and other periodic reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations thereunder for so long as such disclosure is required to allow sales of Registrable Securities pursuant to Rule 144 under the Securities Act; provided, however, that the foregoing shall not be construed to require SkyTerra to prepare and file periodic reports if it is not required to do so under the Exchange Act. In the event of any proposed sale by any Holder of Registrable Securities pursuant to Rule 144 under the Securities Act or otherwise as provided herein, SkyTerra shall use its reasonable best efforts to cooperate with such Holder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the transfer agent of SkyTerra, and the reasonable requirements of the broker through which the sales are proposed to be executed, and shall, upon written request, furnish unlegended certificates representing ownership of Registrable Securities sold thereby, such certificates to be furnished in such numbers and denominations as such Holder may reasonably request.

Section 5.	TRANSFER OF REGISTRATION RIGHTS.

Any Holder may transfer all or any portion of its rights under this Agreement to any permitted transferee of Registrable Securities (such transferee a “Transferee”). Any transfer of registration rights pursuant to this Section 5 shall be effective upon receipt by SkyTerra of (i) written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such Transferee (reasonably acceptable to SkyTerra) to be bound by the terms of this Agreement.

Section 6.	Definitions

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. The term “control” (including the correlative terms “controls,” “Controlled by,” and “under common Control with”) shall mean, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning ascribed to it in the preamble.

“Amendment” has the meaning ascribed to it in the preamble.

“Board” has the meaning ascribed to it in Section 1.1(b) hereof.

“Boeing” has the meaning ascribed to it in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or when commercial banks in New York, New York are not open for business.

“correspondence” has the meaning ascribed to it in Section 7.9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor statute.

“Filing Date” has the meaning ascribed to it in Section 1.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Holders” means Boeing and each other holder of the Warrant or the Registrable Securities, together with their permitted successors and assigns.

“July 2008 Agreement” has the meaning ascribed to it in Section 1.1(b).

“Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization, or any other entity or organization, including a governmental entity or any department, agency, or political subdivision thereof.

“Prospectus” mean the Prospectus included in the Shelf Registration Statement and any such Prospectus as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registration Expenses” means all expenses incident to SkyTerra’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees with respect to filings required to be made with the FINRA, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, SkyTerra’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for SkyTerra and all independent certified public accountants retained by SkyTerra and other Persons retained by SkyTerra.

“Registrable Securities” means all Warrant Shares and any Voting Common Stock which may be issued or distributed to a holder of a Warrant by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by Holders of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement, (ii) such securities shall have been sold by Holders thereof pursuant to Rule 144 and/or Rule 145 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by SkyTerra and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (iv) such securities shall have ceased to be outstanding, or (v) such securities may be sold without any limitation or requirement pursuant to Rule 144 under the Securities Act.

“SEC” has the meaning ascribed to it in Section 1.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.

“Shelf Registration Statement” has the meaning ascribed to it in Section 1.1(a) hereof.

“SkyTerra” has the meaning ascribed to it in the preamble.

“Suspension Notice” has the meaning ascribed to it in Section 1.3(c) hereof.

“Transferee” has the meaning ascribed to it in Section 5 hereof.

“Voting Common Stock” has the meaning ascribed to it in the recitals.

“Warrant” has the meaning ascribed to it in the recitals.

“Warrant Shares” has the meaning ascribed to it in the recitals.

Section 7.	MISCELLANEOUS.

7.1       Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted hereunder.

7.2       Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against any Holder or SkyTerra except by a written agreement signed by the Holders of a majority of the then-outstanding Registrable Securities and SkyTerra.

7.3       Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not including, without limitation, any Person which is the successor to any Holder or SkyTerra.

7.4       Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

7.5       Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

7.6       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

7.7       Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

7.8        Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. THE PARTIES HERETO HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN MANHATTAN IN THE STATE OF NEW YORK. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FOREGOING COURTS AND CONSENT THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO EITHER OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF NEW YORK BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT (AND SERVICE SO MADE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID) OR BY PERSONAL SERVICE OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

7.9       Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Boeing Satellite Systems Inc.

Boeing Satellite Systems Inc.

Box 92919, MC W-s50 X382

Los Angeles, California 90009

Attn:	General Counsel

Facsimile: ___________________

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Facsimile: 312-861-2200

Attn:	R. Scott Falk, P.C.

Robert M. Hayward, Esq.

To SkyTerra Communications, Inc.:

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, Virginia 20191

Facsimile: (703) 390-6113

Attn:	General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-2918

Attn:	Gregory A. Fernicola, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

SKYTERRA COMMUNICATIONS, INC.

By:
Name: Randy Segal
Title: Senior Vice President, General
Counsel and Secretary

BOEING SATELLITE SYSTEMS INC.

By:
Name:
Title:

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